Exhibit 99.1

CONTACT:          DAVID REIFF

(201) 571-3523

210 Route 4 East
Paramus, NJ 07652

FOR IMMEDIATE RELEASE — February 17, 2015

Urban Edge Properties Announces
Vornado Realty Trust Fourth Quarter 2014 Financial Results

PARAMUS, NEW JERSEY — Urban Edge Properties (NYSE:UE) (“UE”) today announced that Vornado Realty Trust (NYSE: VNO) (“Vornado”) has announced its fourth quarter 2014 financial results and has filed its Form 10-K for the fiscal year ended December 31, 2014.  As previously announced, Vornado will host a quarterly earnings conference call and an audio webcast on Wednesday, February 18, 2015, at 10:00 a.m. Eastern Time (ET).  Vornado was the parent company of UE until January 15, 2015, when UE completed its separation from Vornado and became an independent public company.  Because Vornado is the former parent company of UE, information that could be of interest to UE shareholders may be present in the fourth quarter 2014 financial results or in the Form 10-K, or may be discussed on the Vornado call.

As previously announced, the Vornado conference call can be accessed by dialing 800-708-4539 (domestic) or 847-619-6396 (international) and indicating to the operator the passcode 38886534.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on February 18 through March 20, 2015.  To access the replay, please dial 888-843-7419 and enter the passcode 38886534#.

A live webcast of the conference call will be available on Vornado’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.  You may review a copy of Vornado’s Form 10-K, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, as well as on the Internet website maintained by the SEC at www.sec.gov.

Urban Edge Properties is a real estate investment trust that owns, operates and develops retail properties in high barrier-to-entry markets.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release.  You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statement to reflect events or circumstances occurring after the date of this press release.

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